Exhibit 10.51

CONFIDENTIAL

TRADEMARK LICENSE AGREEMENT

between

KRAFT PIZZA COMPANY, a wholly owned subsidiary of

KRAFT FOODS, INC.

and

CALIFORNIA PIZZA KITCHEN, INC.

October 30, 1997

i

8.	Quality Standards and Control		17

	A.	Quality Standards	17
	B.	Consumer Complaints	18
	C.	Recalls and Withdrawals	18

9.	Brand Positioning and Trademark Usage		19

	A.	Brand Positioning	19
	B.	Trademark Usage	19
	C.	Approved Materials	19
	D.	Approval of New Materials	19
	E.	Samples	20
	F.	Changes to the Licensed Trademarks	20
	G.	Price Positioning	21

10.	Coordinated Marketing Efforts		21

	A.	Coordination	21
	B.	Meetings	22

11.	Changes to Licensed Products		23

	A.	Current Products	23
	B.	New Products	23
	C.	Reformulations	23
	D.	Amendment	23

12.	Confidentiality		23

	A.	Information	23
	B.	Exceptions	24
	C.	Non-Solicitation	24

13.	Indemnification		24

	A.	Licensee’s Indemnity	24
	B.	Licensor’s Indemnity	25

14.	Licensor’s Title and Protection of Licensor’s Rights		25

	A.	Licensor’s Title	25
	B.	Goodwill	25
	C.	Legend	25

ii

15.	Protection and Defense		26

	A.	Execution of Instruments	26
	B.	Notice of Infringement	26
	C.	Protection of the Licensed Trademarks	26
	D.	Allegations of Infringement	27
	E.	Settlements	27

16.	Alternate Dispute Resolution		27

	A.	Mediation	27
	B.	Arbitration	28
	C.	Remedies	29

17.	Assignability		29

	A.	Binding Agreement	29
	B.	Assignment	30

18.	Miscellaneous		30

	A.	Representations and Warranties	30
	B.	Force Majeure	30
	C.	Notices	30
	D.	Survival	31
	E.	Relationship	31
	F.	Sole Agreement	32
	G.	No Waiver	32
	H.	Construction	32
	I.	Partial Invalidity	32
	J.	CHOICE OF LAW	32
	K.	Compliance with Laws	32
	L.	Counterparts	32
	M.	Arms Length Contract	33

iii

TRADEMARK LICENSE AGREEMENT

THIS AGREEMENT is entered into this 30th day of October, 1997 by and between CALIFORNIA PIZZA KITCHEN, INC., with a place of business at 6053 West Century Boulevard, Suite 1100, Los Angeles, California 90045 (“Licensor”) and KRAFT PIZZA COMPANY, a wholly owned subsidiary of KRAFT FOODS, INC., with a place of business at Kraft Court, Glenview, Illinois 60025 (KRAFT PIZZA COMPANY, hereinafter “Licensee”).

WHEREAS, Licensor is the owner of certain valuable trademarks set forth in Exhibit A attached hereto and incorporated herein and any slogans, designs, devices, logos, insignias, emblems, symbols, trade dress, label designs or other proprietary identifying characteristics associated with such trademarks (the “Licensed Trademarks”) used in the conduct of Licensor’s business; and

WHEREAS, Licensee desires to use the Licensed Trademarks in connection with the manufacture, marketing, distribution and sale of the packaged products set forth on the attached Exhibit B as amended from time to time pursuant to the agreement of the parties (the “Products”) in accordance with the terms of this Agreement.

NOW, THEREFORE, for the mutual consideration set forth herein, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

“A&P” or “Advertising and Promotion” shall be defined as all sums paid by Licensee to advertise and promote Licensed Products, including but not limited to all expenditures associated with production and distribution of television, radio, print (including free standing inserts), direct mail, on-line (e.g., Internet), point-of-sale and other forms of advertising; consumer promotions; public relations; and product sampling and demonstrations, but excluding any of Licensee’s internal overhead costs.

“A&P Shortfall Payment” shall be defined as *** Percent (***%) of the amount, if any, by which the Minimum A&P Amount exceeds actual Advertising and Promotion. (By way of example only, if Net Sales are $20,000,000 in Year 1, and Advertising and Promotion is $1,500,000, then the A&P Shortfall Payment would be $***: (($20,000,000 X ***) - $1,500,000) X ***.)

“Business Day” shall be defined as any day not a Saturday, a Sunday, or statutory holiday in the United States or in addressee’s home jurisdiction.

“Competing Products” shall be defined as pizza, pizza kits, pizza snacks, pizza crusts and any food product which consists primarily or exclusively of a crust, shell or other dough base and a topping or filling of cheese, sauce, meat, vegetables or the like, but shall not include separately marketed components for making pizza (e.g. sauces marketed as toppings for pizza) other than pizza crusts.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

“DMA’s” shall be defined as Designated Market Areas as set by A.C. Nielsen Company.

“Effective Date” shall be defined as the date this Agreement is entered into, as set forth in the first paragraph of the preamble hereto.

“IFO Margin” shall be defined as the quotient of Licensee’s income from operations, divided by Licensee’s gross sales, each as determined by Licensee in accordance with Licensee’s normal accounting policies.

“Licensed Channel” shall be defined as retail food stores, including but not limited to grocery, club, convenience and mass merchandise stores but excluding restaurants, kiosks, and other food service channels.

“Licensed Products” shall be defined as Licensee’s Products bearing the Licensed Trademarks.

“Material Breach” shall be defined as a breach which significantly impairs the value of the other party’s bargained for benefits under this Agreement or which causes or threatens to cause significant continuing financial or other injury to the other party.

“Materials” shall be defined as any labels, advertising and promotional materials bearing or related to the Licensed Trademarks.

“Minimum A&P Amount” shall be defined as:

For Year 1: *** Percent (***%) of Net Sales of Licensed Products;

For Year 2: *** Percent (***%) of Net Sales of Licensed Products; and

For Year 3 and for each succeeding Year: Five Percent (5%) of Net Sales of Licensed Products.

“Net Sales” shall be defined as the total dollar amount of gross sales of Licensed Products, or Restricted Recipe or Restricted Formula Products, as applicable, at the invoice selling price minus (i) a *** Percent (*** %) allowance (in lieu of an actual calculation of returns and allowances) and (ii) actual (on invoice) discounts, all as calculated in accordance with generally accepted accounting principles as determined in accordance with Licensee’s normal accounting policies.

“Nonrestricted Trademarks” shall be defined to mean Remote Trademarks other than Restricted Trademarks.

“Remote Trademarks” shall be defined as any trademarks other than the Licensed Trademarks.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

“Restaurant Presence” shall be defined as one (1) or more retail outlets (including but not limited to outlets which are part of a multi-restaurant concept such as a food court or two-in-one), which are dedicated primarily or exclusively to the sale of freshly prepared pizza products bearing the Licensed Trademarks, having aggregate annual sales of such products in excess of *** Dollars ($***).

“Restricted Formulas” shall be defined as (i) the exact formulas for the non-crust portions of the Products, and (ii) any formulas which are substantially identical to the formulas for the non-crust portions of the Products. A formula shall not be considered substantially identical to the formula of a Product, and therefore shall not be a Restricted Formula, if it has been independently formulated by a party without use of the exact formula for the Product or any Information (as defined and subject to the exceptions in Section 12) of the other party.

“Restricted Formula Products” shall be defined as pizza products using Restricted Formulas.

“Restricted Recipes” shall be defined as those recipes identified on Exhibit E or such other recipes as the parties agree in writing to be designated as Restricted Recipes as new Products are added to Exhibit B.

“Restricted Recipe Products” shall be defined as pizza products using Restricted Recipes.

“Restricted Trademarks” shall be defined as Licensee’s DiGIORNO trademark or any other trademark adopted by Licensee hereafter for use on or in connection with pizza products having a price point and brand image substantially similar to pizza products sold under the DiGIORNO trademark or the Licensed Trademarks. Licensee’s existing trademarks other than the DiGIORNO trademark, including but not limited to Licensee’s TOMBSTONE and JACK’S trademarks, shall not be Restricted Trademarks.

“Royalty Shortfall Payment” shall be defined as the amount, if any, by which (i) the royalties to which Licensor would be entitled if Net Sales of Licensed Products for the prior Year were equal to the Royalty Shortfall Threshold, exceed (ii) the royalties actually due for the prior Year.

“Royalty Shortfall Threshold” shall be defined as:

For Year 1: *** Dollars ($***);

For Year 2: *** Dollars ($***);

For Year 3: *** Dollars ($***);

For Year 4 and each succeeding Year: *** Dollars ($***).

“Significant Competitor” shall be defined as a company with annual sales of *** Dollars ($***) or more in the relevant competitive business segment (i.e., frozen pizza for Licensee, pizza restaurants for Licensor).

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

“Territory” shall be defined as United States, its possessions and territories, and Canada.

“Top 50 DMA’s” shall be defined as the Fifty (50) DMA’s set forth in Exhibit F.

“Year,” except for Year 1, shall be defined as the one-year period from October 1 of one calendar year through September 30 of the succeeding calendar year. Unless the defined term “Year” is used, “year” shall mean any one-year period of time.

“Year 1” shall be defined as the period from the Effective Date through September 30, 1999.

“Year 2, 3, 4, 5, 6, etc.” shall be defined as October 1, 1999 through September 30, 2000; October 1, 2000 through September 30, 2001; October 1, 2001 through September 30, 2002; October 1, 2002 through September 30, 2003; October 1, 2003 through September 30, 2004; etc.

2. License.

A. Scope of License. On the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive and non-transferable license, with no right to sublicense, to use the Licensed Trademarks solely upon and in connection with the manufacture, marketing, distribution and sale, packaged for the end consumer, of the Products in the Licensed Channel in the Territory.

B. Exclusivity. During the term of this Agreement, and thereafter as provided in Section 7 hereof, Licensor shall not manufacture, market, distribute or sell, or license any third party to manufacture, market, distribute or sell, any Competing Products in the Licensed Channel in the Territory. Notwithstanding the provisions of this Section 2B and Section 7, Licensor may sell freshly-prepared, non-frozen Competing Products, which are significantly differentiated in price and size from the Licensed Products, from dedicated locations in or adjacent to retail food stores during and after the term of this Agreement.

C. Licensee’s Obligations Concerning Use Outside the Licensed Channel and Outside the Territory. Licensee shall have no right to sell Licensed Products outside of the Licensed Channel or outside of the Territory. Licensee shall use reasonable efforts to ensure that Licensed Products are not distributed outside of the Licensed Channel or outside of the Territory, including but not limited to refraining from actions intended to, or the primary foreseeable result of which will be to, facilitate the distribution of Licensed Products outside of the Licensed Channel (e.g. distribution of Licensed Products in packaging designed for uses other than home use by end consumers) and refraining from actions intended to facilitate the distribution of Licensed Products outside of the Territory. If Licensee has complied with the provisions of this Section, then Licensee shall not be liable for the acts of third parties not controlled by Licensee or its affiliates that result in the distribution of Licensed Products outside of the Licensed Channel or outside the Territory.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

D. Right of First Negotiation. During the term of this Agreement, Licensor shall not enter into or negotiate any licensing, joint venture or similar agreement for the manufacturing, marketing, distribution or sale of any packaged food products bearing the Licensed Trademarks in any channel or any territory (including but not limited to the Licensed Channel and the Territory), without first notifying Licensee of its intention or interest in doing so and, if Licensee or any of its affiliates engaged in food operations expresses an interest in participating in the proposed arrangement, negotiating in good faith for a reasonable period of time the terms of such participation. The foregoing right of first negotiation shall not apply to any food products (other than frozen pizzas) sold by Licensor (or other parties franchised or licensed by Licensor) through retail locations dedicated primarily or exclusively to the sale of Licensor’s products under the Licensed Trademarks, including but not limited to Licensor’s restaurants, regardless of whether owned or operated by Licensor and regardless of whether Licensor’s restaurant is part of a multi-restaurant concept such as a food court or a two-in-one.

E. Use on Permitted Items. In addition to Licensee’s right to use the Licensed Trademarks on Products, and subject to Licensor’s right to review and approve such uses as provided in this Agreement, Licensee may use the Licensed Trademarks on promotional and/or premium items used in connection with promotion of the Licensed Products.

3. Roles and Responsibilities.

A. Licensee’s Roles and Responsibilities. Licensee shall use commercially reasonable efforts, consistent with Licensee’s business practices, policies, and strategies, to market the Licensed Products in the Licensed Channel. Notwithstanding the foregoing, and the provisions of Section 4B, Licensee may at any time, including prior to the introduction of the Licensed Products, terminate sales, distribution and marketing of the Licensed Products. If Licensee introduces the Licensed Products and subsequently terminates their sales and distribution, it shall give Licensor reasonable advance notice of its intention and the Agreement shall be terminated pursuant to the provisions of Section 7B(iv) effective upon the date of the last distribution of the Licensed Products by Licensee.

B. Licensor’s Role and Responsibilities. Licensor shall use commercially reasonable efforts, consistent with Licensor’s business practices, policies, and strategies, to market pizzas bearing the Licensed Trademarks through restaurant channels in the Territory and to assist Licensee in the marketing of Licensed Products in the Licensed Channel as provided in Section 10 below and as otherwise provided herein, including but not limited to providing reasonable assistance to Licensee in any actions undertaken by Licensee hereunder.

C. Licensor’s Exercise of Approval Rights. Licensor agrees and acknowledges that Licensee shall have discretion in the manufacturing, sale and marketing of the Licensed Products. Licensee shall solicit Licensor’s input, advice and assistance with respect to its activities hereunder. However, Licensor’s right to approve certain of Licensee’s actions, e.g., those set forth in Sections 9 and 11, shall not be construed to confer on Licensor the ability to direct Licensee’s actions.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

D. Roles and Responsibilities After Notice of Termination. Licensee’s and Licensor’s obligations pursuant to Sections 3A and 3B above shall terminate effective upon either party’s notice, pursuant to the provisions of Section 4, of its intention to terminate this Agreement, and the parties may, after such notice, pursue their respective business interests separately in the Licensed Channel. Notwithstanding the foregoing, each party shall abide by the other terms of this Agreement during the period from notice of termination until termination.

4. Term and Termination.

A. Term. This Agreement shall commence as of the Effective Date and continue until terminated pursuant to the terms of this Agreement.

B. Termination Without Cause. Except as provided in Section 7B, and without in any way limiting Licensee’s right to terminate pursuant to Section 3A, either party may terminate this Agreement without cause at the end of any Year by providing the other party with written notice six (6) months prior to the expiration of that Year (i.e., on or before March 31 of that Year). Except in the event of termination by Licensee prior to the introduction of the Licensed Products, Section 7B shall govern the rights of the parties in the event of termination without cause. In the event of termination by Licensee prior to the introduction of the Licensed Products, the parties’ only obligations to one another shall be as set forth in Section 12 hereof, to be enforced pursuant to the provisions of Section 16 and 18(J) hereof.

C. Termination for Cause.

(i)	Section 7A shall govern the rights of the parties in the event of termination for cause.

(ii)	If, pursuant to the provisions of Section 16B, the Arbitrator determines that a party has committed a Material Breach, which it has not cured within the time allowed by the Arbitrator, the other party shall have the right to terminate this Agreement for cause.

(iii)	If, without the prior consent of Licensor, (a) Licensee, as a part of the sale of all or substantially all of Licensee’s frozen pizza business, assigns this Agreement to, or (b) Licensee or any of its affiliates becomes, a Significant Competitor of Licensor in the operation of restaurants dedicated primarily or exclusively to the sale of pizzas, then Licensor shall have the right to terminate the Agreement for cause subject to the provisions of Section 7A(i). Licensee’s program of selling pizza products to and franchising and/or licensing its Remote Trademarks (including “DiGiorno Trattoria”) for use on and in connection with foodservice operations in locations such as athletic venues, hotels, educational institutions, transportation centers, business offices, retail outlets, foodservice kiosks, food courts, and other host foodservice channels shall not constitute the operation of restaurants dedicated primarily or exclusively to the sale of pizzas, notwithstanding that such programs may be competitive with some of Licensor’s operations.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(iv)	If; without the prior consent of Licensee, (a) Licensor, as part of the sale of all or substantially all of Licensor’s pizza restaurant business, assigns this Agreement to, or (b) Licensor or any of its affiliates becomes, a Significant Competitor of Licensee in the sale of pizza products in the Licensed Channel, or in the event of any sale, transfer or other disposition of Bruckmann, Rosser, Sherrill & Company’s interest in Licensor to a Significant Competitor of Licensee, then Licensee shall have the right to either (x) terminate this Agreement for cause subject to the provisions of Section 7A(ii) or (y) sell the business that is the subject of this Agreement (i.e., the business of manufacturing, marketing, distributing and selling Licensed Products), including its rights granted under this Agreement, to Licensor for *** percent (*** %) of the fair market value of such business. In addition to the rights granted hereunder, the business that is the subject of this Agreement shall include any of Licensee’s assets primarily or exclusively related to such business, which it reasonably chooses to include in such sale (e.g., equipment suitable for the production of Licensed Products). For purposes of this Section, “fair market value” shall be determined by an investment banker jointly selected by Licensor and Licensee. If the parties cannot agree on the selection of an investment banker, then each party will select one investment banker and those two investment bankers will together select a third investment banker who will make the valuation, and the parties shall instruct the investment banker to base its determination on the assumption that the license granted hereunder is perpetual.

(v)	If either party, acting pursuant to the provisions of Section 4C(iii) or (iv) terminates this Agreement, the parties’ sole rights and remedies shall be as set forth herein and in Section 7A(i) or (ii), as applicable, and in no event shall the Arbitrator or any Court award any damages or other relief except as provided herein. Any dispute about whether either party has assigned or transferred this Agreement to, or become a Significant Competitor of, the other shall be determined in accordance with the provisions of Section 16.

5. Royalty and Other Consideration.

A. Royalties.

(i)	Licensee shall pay to Licensor royalties in an amount equal to the Net Sales of Licensed Products in each Year of this Agreement multiplied by the royalty rates set forth below:

(a)	Two Percent (2%) of Net Sales up to and including Twenty-Five Million Dollars ($25,000,000);

(b)	Three Percent (3%) of Net Sales over Twenty-Five Million Dollars ($25,000,000) up to and including Fifty Million Dollars ($50,000,000);

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(c)	Four Percent (4%) of Net Sales over Fifty Million Dollars ($50,000,000) up to and including One Hundred Million Dollars ($100,000,000); and

(d)	Five Percent (5%) of Net Sales over One Hundred Million Dollars ($100,000,000).

(ii)	If Licensee’s IFO Margin for Licensed Products during Year 4 or any Succeeding Year is greater than *** Percent (*** %), then the royalty rate for Net Sales of Licensed Products over *** Dollars ($***) shall be *** Percent (*** %) for that Year.

(iii)	If the total royalties due to Licensor for each of Years 1 through 5 are less than the royalties would have been if Net Sales of Licensed Products equaled the Royalty Shortfall Threshold, then Licensee may, if it chooses to do so, prevent Licensor from terminating without cause by paying to Licensor the Royalty Shortfall Payment by no later than October 15 of the succeeding Year. Licensee may not, without Licensor’s prior approval, pay the Royalty Shortfall Payment for Year 6 or any succeeding Year.

B. Advertising and Promotion.

(i)	The type and amount of Advertising and Promotion by Licensee shall be determined by Licensee in its sole discretion. Notwithstanding the foregoing, each Year during the term of this Agreement, Licensee shall either (a) spend the Minimum A&P Amount on Advertising and Promotion, or (b) pay to Licensor the A&P Shortfall Payment. The A&P Shortfall Payment, if any, shall be made by Licensee within thirty (30) days of the end of the Year, subject to final adjustment as provided in Section 5 D(iii).

(ii)	In calculating Advertising and Promotion, all sums, if any, paid for multibrand advertising and promotion of Licensed Products and Licensee’s other products shall be allocated pro-rata based upon Net Sales of all brands advertised together (e.g., if an ad featured DiGiorno products and Licensed Products, and Net Sales of DiGiorno were $80 million and Net Sales of Licensed Products were $20 million, 20% of the cost of the ad would constitute Advertising and Promotion).

C. Disputes Regarding Royalties. In the event of any dispute between the parties regarding the payment or computation of royalties, the Minimum A&P Amount, or the A&P Shortfall Payment, Licensor may, at its discretion, have a Certified Public Accountant of its own choice conduct an audit or audits during the term of this Agreement, and for up to one year following termination of this Agreement. Such audit(s) shall be made with particular reference to all applicable terms of this Agreement, shall determine the total sales of products for which Licensee is obligated to pay royalties and the total royalties due and/or the total amount of

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Advertising and Promotion and the total A&P Shortfall Payment due. Licensor shall pay all audit costs unless the audit discloses a shortfall of *** percent (*** %) or more, in which case Licensee shall pay all audit costs. All records of Licensee, as may reasonably be necessary to verify the audit, will be made available to Licensor’s Certified Public Accountant upon its request.

D. Statements and Payments.

(i)	Licensee shall render quarterly reports to Licensor in conjunction with the royalty payments, no later than thirty (30) days after the end of each quarter. Such reports shall each contain the following information, nationally and by Licensee’s sales regions, as appropriate, in a form reasonably satisfactory to Licensor:

(a)	gross sales of Licensed Products during the quarter;

(b)	Net Sales of Licensed Products during the quarter;

(c)	unit sales by Licensed Product during the quarter;

(d)	Advertising and Promotion during the quarter (national only);

(e)	distribution, retail pricing and share data for Licensed Products;

(f)	a computation of the royalty payment due to Licensor for the quarter (national only); and

(g)	Licensee’s analysis of business results for the Licensed Products for the quarter, in a form reasonably adequate to inform Licensor of the state of Licensee’s business contemplated by this Agreement.

If there are no sales to report in any given quarter, Licensee shall render a report so advising Licensor no later than thirty (30) days after the end of any such quarter.

(ii)	The quarterly report shall be accompanied by a check payable to Licensor or its designee for any royalty amounts due.

(iii)	By no later than September 30 of the succeeding Year, Licensee shall provide Licensor with a final accounting of all sums due for the prior Year and a statement from Licensee’s Controller certifying the accuracy and consistency of the quarterly reporting given to Licensor by Licensee during the Year then ended. By no later than October 15 of the subsequent Year, Licensee or Licensor, as applicable, shall make any additional payment or refund necessary in light of the final accounting.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

E. Records. Licensee shall maintain for a period consistent with Licensee’s normal retention practices, complete and accurate records and accounts covering the transactions related to this Agreement. Such records and accounts shall be kept in accordance with generally accepted accounting procedures and principles. Licensee shall make such records and accounts available for inspection and audit at Licensor’s expense during the term of this Agreement and for one (1) year thereafter; provided that, (i) Licensor may conduct such inspection and audit no more than one (1) time per year, and any such inspection and audit shall be conducted during reasonable business hours and upon reasonable notice by Licensor or its nominees; and (ii) Licensee shall not be obligated to provide access to any records for longer than their normal retention periods.

6. Restricted Formulas and Recipes.

A. Restricted Formulas. The formula for the crust shall be and remain the sole and exclusive property of Licensee, and Licensor shall acquire no rights in or to said formula by virtue of this Agreement. The parties acknowledge that either party may use the barbecued chicken used with the Barbecued Chicken Licensed Product during or after the term of this Agreement without any payment or liability to the other.

(i)	During the term of this Agreement, and thereafter, Licensor shall not use or license the Restricted Formulas. Licensee acknowledges that the formulas for Licensor’s existing restaurant products are not Restricted Formulas. Licensor (and its franchisees and licensees) may sell Licensor’s existing restaurant products and new restaurant products from or through Licensor owned restaurants and restaurants owned by Licensor’s franchisees and other licensees.

(ii)	During the term of this Agreement, and thereafter, except as provided in Section 7, Licensee shall not use the Restricted Formulas with any Remote Trademarks.

(iii)	The royalty for Licensee’s use of the Restricted Formulas in accordance with the terms of this Agreement with Remote Trademarks shall be *** Percent (*** %) of the royalty to which Licensor would have been entitled if the Restricted Formula Products distributed under Remote Trademarks had instead been distributed under the Licensed Trademarks.

(iv)	If either party sells a product prohibited pursuant to the provisions of this Section 6A based upon its good faith belief that such product is not a Restricted Formula Product, the other party’s sole remedies shall be (a) the payment of the royalty set forth in Section 6A(iii) and (b) an order directing the party to discontinue or reformulate the prohibited product within a reasonable period of time as determined by the Arbitrator.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

B. Restricted Recipes. Restricted Recipes shall be subject to the restrictions and royalty obligations set forth in this Section 6B, and in Section 7, if and only if they include each of the individual ingredients listed on Exhibit E hereto or, with respect to new Products, each of the individual ingredients listed in the document executed by both parties designating them as Restricted Recipes.

(i)	Except as provided in Section 7, Licensee shall not use the Restricted Recipes with any Restricted Trademarks in any of the Top Fifty DMA’s during the two (2) year period commencing with the introduction of the corresponding Licensed Product. Except as provided in Section 7, Licensee shall not use the Restricted Recipes with any Restricted Trademarks in DMA’s where Licensor maintains a Restaurant Presence during the two (2) year period commencing two (2) years after and concluding four (4) years after the introduction of the corresponding Licensed Product. If Licensee uses Restricted Recipes with Restricted Trademarks during the third or fourth year after the introduction of the corresponding Licensed Product, Licensee shall pay Licensor the royalty set forth in Section 6B(iii) on such Restricted Recipe Products sold in DMA’s where Licensor does not maintain a Restaurant Presence. (By way of example only, if Licensee introduces a Restricted Recipe Licensed Product on August 1, 1998, Licensee may not introduce a corresponding Restricted Recipe Product using a Restricted Trademark into any Top 50 DMA until after July 31, 2000 or into any DMA in which Licensor maintains a Restaurant Presence between August 1, 2000 and July 31, 2002; and if Licensee introduces such a Restricted Recipe Product into any DMA’s where Licensor does not maintain a Restaurant Presence on January 1, 2001, Licensee will pay the prescribed royalty on such Restricted Recipe Products sold in DMA’s where Licensor does not maintain a Restaurant Presence until July 31, 2002.) Except as expressly provided in this Section 6B(i), Licensee may use Restricted Recipes with Restricted Trademarks without liability or payment to Licensor.

(ii)	During and after the term of this Agreement, Licensee may use the Restricted Recipes with Nonrestricted Trademarks. Except as provided in Section 7, if Licensee uses a Restricted Recipe with Nonrestricted Trademarks during the two (2) year period commencing with the introduction of the corresponding Licensed Product, Licensee shall pay Licensor the royalty set forth in Section 6B(iii) on such Restricted Recipe Products sold in DMA’s where Licensor maintains a Restaurant Presence. (By way of example only, if Licensee introduces a Restricted Recipe Licensed Product on August 1, 1998, Licensee would pay the prescribed royalty on any corresponding Restricted Recipe Products using Nonrestricted Trademarks sold by it in DMA’s where Licensor maintains a Restaurant Presence through July 31, 2000). Except as expressly provided in this Section 6B(ii), Licensee may use Restricted Recipes with Nonrestricted Trademarks without liability or payment to Licensor.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(iii)	The royalty for Licensee’s use of the Restricted Recipes in accordance with the terms of this Agreement with Remote Trademarks shall be *** Percent (*** %) of the royalty to which Licensor would have been entitled if the Restricted Recipe Product distributed under the Remote Trademark had instead been distributed under the Licensed Trademarks.

(iv)	With the exception of the Restricted Recipes, Licensee shall be entitled to use the recipes for the Licensed Products in connection with pizza products bearing Remote Trademarks during the term of this Agreement and thereafter without payment or liability to Licensor, so long as Licensee does not use the Restricted Formulas for such Products except in accordance with the terms of this Agreement.

(v)	If Licensee sells a product prohibited pursuant to the provisions of this Section 6B based upon its good faith belief that sales of such product not prohibited thereunder, Licensor’s sold remedies shall be (a) the payment of royalty set forth in Section 6B(iii) and (b) an order directing Licensee to discontinue or change the recipe of the prohibited product within a reasonable period of time as determined by the Arbitrator.

C. Calculation of Royalties for Restricted Recipe Products or Restricted Formula Products. In no event shall sales of Licensed Products, Restricted Formula Products or Restricted Recipe Products be aggregated to determine the applicable royalty rates pursuant to Section 5, nor shall Licensee be obligated to pay more than one royalty for any product.

(i)	If Licensee is obligated pursuant to the provisions of this Section 6 or Section 7 to pay royalties on Restricted Recipe Products or Restricted Formula Products, the royalty for such products shall be determined by separately adding together the Net Sales during the prior Year of all Restricted Recipe Products and Restricted Formula Products for which Licensee is obligated to pay royalties (each calculated as a separate category) and multiplying those separate sums by the applicable royalty rate set forth in Section 5A, as adjusted pursuant to the provisions of 6A(iii) or 6B(iii).

(ii)	If Licensee, in accordance with the terms of this Agreement, uses Restricted Formulas with Remote Trademarks on Restricted Recipe Products, then Licensee shall pay to Licensor only Restricted Formula royalty. Licensee shall not be obligated to pay both a Restricted Formula royalty and a Restricted Recipe royalty for the same product bearing Remote Trademarks.

(iii)	In no event shall Licensee be obligated to pay any royalty in addition to that provided in Section 5A for use of a Restricted Formula or a Restricted Recipe in connection with the Licensed Products.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

7. Post-Termination Rights and Obligations.

A. Termination for Cause.

(i)	If Licensor, acting pursuant to the provisions of Section 4C, terminates this Agreement for cause, then:

(a)	If this Agreement is terminated for a Material Breach pursuant to the provisions of Section 16(B), Licensee shall discontinue all use of the Licensed Trademarks within the time determined by the Arbitrator. The Arbitrator’s order shall provide a reasonable period of time under the circumstances, in no event to exceed one hundred twenty (120) days, for Licensee, if it chooses to do so, to continue to use the Licensed Trademarks as provided herein in order to transition the Licensed Products to Remote Trademarks; provided, however, that if the Arbitrator determines the Licensee’s Material Breach or its failure to cure was willful and deliberate, or that Licensee’s continued use of the Licensed Trademarks will cause serious and irreparable injury to Licensor, the Arbitrator may order Licensee to discontinue all use of the Licensed Trademarks immediately.

(b)	If the Agreement is terminated pursuant to the provisions of Section 4C(iii), Licensee shall have one hundred twenty (120) days after the effective date of termination to discontinue use of the Licensed Trademarks.

(c)	If Licensee uses a Restricted Formula within ten (10) years after the introduction of the corresponding Licensed Product, it shall pay to Licensor the royalty set forth in Section 6A(iii) until ten (10) years after the introduction of the corresponding Licensed Product.

(d)	Licensee’s obligation to pay royalties for Restricted Recipe Products in distribution as of the date of termination shall continue for any applicable remaining period of time under Section 6B, but Licensee shall not be subject to any restrictions on its right to use Restricted Recipes, including but not limited to use of Restricted Recipes with Restricted Trademarks, nor shall Licensee be obligated to make payments with respect to any Restricted Recipe Products first distributed by Licensee after termination.

(e)	Effective immediately upon termination, Licensor shall be permitted to use or license the Licensed Trademarks on food products, including but not limited to Products and Competing Products in the Licensed Channel; provided, however, that in no event may such Competing Products bearing the Licensed Trademarks be marketed, distributed or sold by Licensor or its licensee at any time during which Licensee is authorized to use the Licensed Trademarks.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(ii)	If Licensee, acting pursuant to the provisions of Section 4C, terminates this Agreement for cause, then:

(a)	Licensee shall be permitted to continue to use the Licensed Trademarks on the Licensed Products which were being distributed by Licensee at time of termination, or for which Licensee had taken significant steps, prior to termination, to introduce during the year following termination, for one (1) year after the date of termination without liability or payment to Licensor. All such use must continue to be in a form approved by Licensor pursuant to this Agreement. During that period, Licensee shall also be permitted to use the Licensed Trademarks in connection with Remote Trademarks in a manner intended to facilitate the transfer of the equity established in the Licensed Products to the Remote Trademarks for up to six months.

(b)	Licensee shall be permitted to use the Restricted Formulas for a period of one (1) year after termination without payment or liability to Licensor. If Licensee uses a Restricted Formula during the period commencing one (1) year after termination and ending ten (10) years after the introduction of the corresponding Licensed Product, it shall pay to Licensor the royalty set forth in Section 6A(iii) until ten (10) years after the introduction of the corresponding Licensed Product,

(c)	Licensee shall be permitted to use the Restricted Recipes, including but not limited to use on Restricted Recipe Products distributed prior to termination, in perpetuity without payment or liability to Licensor.

(d)	Licensor shall not use or license the Licensed Trademarks on Competing Products in the Licensed Channel for a period of one (1) year after Licensee’s last use of the Licensed Trademarks as permitted under this Agreement.

(e)	If the Arbitrator determines that Licensor has used its power of approval to frustrate or impede Licensee’s rights hereunder, he or she may extend Licensee’s right to use the Licensed Trademarks, and the restrictions on Licensor’s right to use or license the Licensed Trademarks, as necessary to achieve the ends of this Section 7A(ii).

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

B. Termination Other Than for Cause.

(i)	For so long as Licensee has the right, pursuant to Section 5A(iii), to prevent termination other than for cause by paying the Royalty Shortfall Payment, Licensor may not terminate this Agreement other than for cause unless Net Sales of Licensed Products for the prior Year were less than the Royalty Shortfall Threshold and Licensee does not make the Royalty Shortfall Payment to Licensor by October 15 of the succeeding Year.

(ii)	After the expiration of Licensee’s right, pursuant to Section 5A(iii), to prevent termination other than for cause by paying the Royalty Shortfall Payment, Licensor may terminate this Agreement other than for cause as provided in Section 4B,

(a)	without payment to Licensee if Licensee’s sales for the prior Year did not meet or exceed the Royalty Shortfall Threshold, or

(b)	if Licensee’s sales for the prior Year did meet or exceed the Royalty Shortfall Threshold and Licensor unconditionally agrees to buy back from Licensee the business that is the subject of this Agreement (i.e., the business of manufacturing, marketing, distributing and selling Licensed Products), including the rights granted under this Agreement, for *** Percent (*** %) of the fair market value of such business pursuant to the procedures set forth in Section 4C(iv)(y).

(iii)	If Licensor is permitted to terminate this Agreement other than for cause, and Licensor does so, then:

(a)	Licensee shall discontinue all use of the Licensed Trademarks by no later than the end of the then-current term.

(b)	Licensee shall be permitted to use the Restricted Formulas for a period of one (1) year after termination without payment or liability to Licensor. If Licensee uses a Restricted Formula during the period commencing one (1) year after termination and ending ten (10) years after the introduction of the corresponding Licensed Product, it shall pay to Licensor the royalty set forth in Section 6A(iii) until ten (10) years after the introduction of the corresponding Licensed Product.

(c)	Licensee shall be entitled to use the Restricted Recipes, including but not limited to use on Restricted Recipe Products distributed prior to termination, in perpetuity without liability or payment to Licensor.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(d)	Licensor shall not use or license the Licensed Trademarks on Competing Products in the Licensed Channel at any time prior to six (6) months after the effective date of termination.

(iv)	If Licensee terminates this Agreement other than for cause, then:

(a)	Licensee shall discontinue all use of the Licensed Trademarks by no later than the end of the then-current term.

(b)	If Licensee uses a Restricted Formula within ten (10) years after the introduction of the corresponding Licensed Product, it shall pay to Licensor the royalty set forth in Section 6A(iii) until ten (10) years after the introduction of the corresponding Licensed Product.

(c)	Licensee’s obligation to pay royalties for Restricted Recipe Products in distribution as of the date of termination shall continue for any applicable remaining period of time under Section 6B, but Licensee shall not be subject to any restrictions on its right to use Restricted Recipes, including but not limited to use of Restricted Recipes with Restricted Trademarks, nor shall Licensee be obligated to make payments with respect to any Restricted Recipe Products first distributed by Licensee after termination.

(d)	Commencing on the effective date of termination, Licensor shall be permitted to use or license the Licensed Trademarks on food products, including but not limited to Products and Competing Products, in the Licensed Channel.

C. Order of Precedence. The provisions of this Section 7 relating to post-termination payments shall supersede any conflicting provisions of Sections 6A and 6B.

D. “Use” of Licensed Trademarks, Restricted Formulas and Restricted Recipes. As used in this Section 7 and in Section 6, the Licensed Trademarks or a Restricted Formula or Restricted Recipe shall be deemed to be in “use” or “introduced” commencing on the first date on which products bearing or using the Licensed Trademarks or the Restricted Formula or Restricted Recipe, as applicable, are shipped in commercial quantities from the party making such use or introduction to a third party not acting under that party’s direction or control (e.g., a retailer, but not a distributor). A party shall be deemed to have discontinued “use” of the Licensed Trademarks, or a Restricted Formula or Restricted Recipe on the last date on which products bearing or using the Licensed Trademarks or the Restricted Formula or Restricted Recipe, as applicable, are shipped to such a third party. Without in any way limiting the generality of the foregoing, the Licensed Trademarks or a Restricted Formula or Restricted Recipe shall not be deemed to be in “use” by a party if products bearing or using the Licensed Trademarks or a Restricted Formula or Restricted Recipe are on display or sale or in the possession or control of a third party not acting under the party’s direction or control after the party has otherwise discontinued use.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

8. Quality Standards and Control.

A. Quality Standards. Licensee shall use commercially reasonable efforts to ensure that the Licensed Products manufactured, distributed and sold by Licensee will be of high quality. Licensee shall apply quality and quality assurance standards to the manufacture, distribution and sale of the Licensed Products that are substantially consistent with those standards that Licensee applies to its frozen pizzas sold under the Restricted Trademarks. To ensure that the Licensed Products are consistent with the requirements of this Agreement, Licensee will:

(i)	notify Licensor if it enters into an agreement with a co-packer to manufacture Licensed Products;

(ii)	permit Licensor or its representatives, upon reasonable notice and no more than two (2) times per calendar year, to visit the premises (including those of subcontractors or co-packers, to the extent Licensee, using commercially reasonable efforts, can obtain consent from such subcontractors or co-packers for such a visit) where the Licensed Products are being manufactured, packaged, stored or distributed, during regular business hours, for the purpose of inspecting manufacturing and distribution practices and of determining Licensee’s maintenance of sanitary and healthful conditions and standards of quality in connection with the manufacture and storage of the Licensed Products. During such inspections, Licensor shall have the right to collect reasonable quantities of samples for purposes of inspection or analysis which Licensor may deem appropriate;

(iii)	upon Licensor’s reasonable request, at the expense of Licensee, provide Licensor or its representatives with a reasonable quantity of samples of finished Licensed Products;

(iv)	take commercially reasonable steps consistent with its existing policies to ensure that all Licensed Products sold to the end consumer remain fresh and wholesome in the packaging and, to achieve this end, use commercially reasonable efforts consistent with its existing policies to refrain from selling and from permitting to remain available for sale, stale or otherwise inferior Licensed Products. All Licensed Products packaged by Licensee shall be code dated to permit the calculation of the date when the Licensed Product should be removed from retail stores due to age;

(v)	ensure that all Licensed Products sold to the end consumer are manufactured in compliance with all applicable laws and regulations; and

(vi)	keep complete records for a period consistent with Licensee’s normal retention practices, regarding the quantity and quality of the Licensed Products sold and distributed by Licensee and permit Licensor’s agents to have access to such records during regular business hours, upon reasonable notice and no more than two (2) times each calendar year.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

B. Consumer Complaints. Licensee shall display on the packaging of the Licensed Products a toll free (i.e., “1-800” or “1-888”) telephone number hotline established and operated by Licensee and dedicated to receiving complaints and inquiries related to the Licensed Products. Licensee shall use efforts consistent with Licensee’s customary policies and practices with respect to Licensee’s own brands to resolve such complaints and inquiries. Licensor shall promptly notify Licensee of any end user customer complaints made to Licensor that involve claims of adverse health effects, contamination or adulteration of the Licensed Products. With respect to other end user customer complaints relating to the Licensed Products that are made to Licensor, Licensor shall be entitled, in addition to any measures taken by Licensor at its own expense, to request that Licensee take appropriate steps, consistent with Licensee’s policies for resolving such consumer complaints relating to its pizza products sold under the Restricted Trademarks. Licensee shall provide Licensor with a quarterly log of all positive and negative incidents or consumer complaints called in to the hotline and Licensee shall immediately notify Licensor of any serious consumer or product quality issues in relation to the Licensed Products coming to Licensee’s attention.

C. Recalls and Withdrawals. Licensee shall immediately notify Licensor, and Licensor shall immediately notify Licensee, if Licensee or Licensor, as the case may be, reasonably determines at any time that any Licensed Products are or may be contaminated or adulterated, pose a health risk or are not or may not be in compliance with applicable federal, state or local laws or regulations. In addition, each of Licensee and Licensor shall promptly notify the other party in the event of any governmental or regulatory inquiry, investigation or action with respect to any Licensed Products. Licensee shall have, subject to consultation with Licensor, the exclusive right to take any action it reasonably determines to be appropriate with respect to such Licensed Products, including but not limited to recalling or withdrawing such Licensed Products, making a public announcement with respect to such Licensed Products or notifying any governmental or regulatory authority in connection therewith. Licensor and Licensee shall consult on a regular and frequent basis and otherwise cooperate in good faith with each other in connection with any such situation. Notwithstanding the foregoing, if Licensee elects not to recall or withdraw such Licensed Products, and Licensor has a reasonable and good faith belief that a health risk associated with such Licensed Products would give rise to a significant probability of death or serious health injury, then Licensor may request by notice promptly confirmed in writing (a “Withdrawal Request”) that Licensee shall conduct a withdrawal of such Licensed Products. In the event of such a Withdrawal Request, Licensee shall promptly take appropriate steps to effect a withdrawal of such Licensed Products. The costs and expense of such a withdrawal shall be paid by Licensor unless Licensor, in accordance with the procedures set forth in Section 16, demonstrates that failure to have effected such withdrawal would have resulted in death or a serious health injury. Licensor shall promptly inform Licensee in the event of any governmental or regulatory inquiry, investigation or action or public health issue related to products sold under the Licensed Trademarks outside of the Licensed Channel which is likely to have a material effect on the business of Licensee hereunder.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

9. Brand Positioning and Trademark Usage.

A. Brand Positioning. Licensee and Licensor will work together to develop the brand positioning for the Licensed Products, and Licensor will have the right to review and approve Licensee’s brand positioning for the Licensed Products to ensure that the brand positioning for the Licensed Products does not conflict with Licensor’s overall brand positioning for products bearing the Licensed Trademarks, or denigrate Licensor’s restaurants or any other products bearing the Licensed Trademarks, or directly encourage consumers to purchase the Licensed Products instead of visiting Licensor’s restaurants. Licensee shall be primarily responsible for initial development of brand positioning for Licensed Products and shall supervise any advertising, design, packaging, promotion or similar agencies responsible for the development of Materials. Licensee shall confer with Licensor, and share appropriate documents with Licensor (including, e.g., brand positioning and advertising or promotion strategy documents), developed prior to the creation of Materials in order to obtain Licensor’s approval of the planned brand positioning, and shall share as appropriate draft executions (e.g. storyboards) with Licensor in order to apprise Licensor of the development of Materials. Licensee will provide any and all test and research results relating to Licensee’s plans with respect to the Licensed Products to Licensor prior to making decisions which Licensor has a right to approve based on such results.

B. Trademark Usage. Licensee shall not use the Licensed Trademarks in any manner to disparage Licensor (or other parties’ licensed use of the Licensed Trademarks) or the reputation of Licensor nor take any action which will harm or jeopardize the Licensed Trademarks, or Licensor’s ownership thereof, in any way. Except for the phrase “sold [or distributed] by Kraft Pizza Company” [or KPC, Inc.] (or a comparable phrase), and except as otherwise provided in this Agreement, Licensee shall not use any trademark of any party other than Licensor on the Licensed Products without the express written consent of Licensor. Except as provided elsewhere in this Agreement, subsequent to termination of this Agreement, Licensee shall discontinue all use of the Licensed Trademarks. Licensee shall not use the Licensed Trademarks in any corporate designation, trade name or the like and, except as provided elsewhere in this Agreement, shall not use any other trademark, corporate designation, trade name or composite designation of any kind or character in conjunction with the Licensed Trademarks without prior written approval from Licensor.

C. Approved Materials. Licensee’s labels for the Licensed Products are set forth in Exhibit D attached hereto and incorporated herein, and by execution of this Agreement, Licensor approves of such labels. Licensee may change previously approved Materials without approval from Licensor only if such changes do not materially affect the form or appearance of the Licensed Trademarks and legend(s) on the Materials or otherwise significantly change the net commercial impression of the Materials. Licensee will use reasonable efforts to involve Licensor at an early stage of the development of new labels.

D. Approval of New Materials. Except as provided in Section 9C, Licensee shall submit all Materials to Licensor for review and approval prior to any testing, research, sale, distribution, or publication, respectively, thereof. Licensor’s review and approval shall be limited to ensuring that the Materials are consistent with the approved brand positioning and that Licensee’s use of the Licensed Trademarks is consistent with existing Materials or otherwise consistent with Licensor’s reasonably prescribed standards for usage of the Licensed

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Trademarks. Licensor’s approval as to the form and appearance of the Licensed Trademarks is in Licensor’s sole discretion. Licensor’s approval as to whether the Materials are consistent with the approved brand positioning shall be reasonable. If Licensor and Licensee disagree whether Materials are consistent with the approved brand positioning, Licensee may conduct appropriate consumer research, and if the research demonstrates that the Materials are consistent with the approved brand positioning, they shall be deemed approved by Licensor. Licensor shall have the right to add a reasonable number of additional questions to any research commissioned by Licensee to determine whether Materials are consistent with the approved brand image. If Licensor and Licensee disagree as to whether the research demonstrates that the Materials are consistent with the approved brand positioning, that dispute may be arbitrated pursuant to the provisions of Section 16B; provided, however, that in no event shall such a dispute be deemed a Material Breach. Licensor shall respond to requests for review and approval promptly according to the circumstances. If Licensor does not respond promptly (but in no event less than five (5) business days after Licensor’s receipt of Licensee’s request), Licensee may notify Licensee in writing of its need for immediate response and Licensor shall respond within five (5) business days from its receipt of notice. If Licensor does not respond within such additional five (5) business day period, Licensor will be deemed to have approved such Materials and Licensee shall be free to use the Materials as submitted; provided that to the extent Licensor’s approval process reasonably requires a trademark search, and Licensor conducts such a search, the period for Licensor’s review shall be extended by a reasonable period of time. Licensor’s review of Materials shall be conducted in good faith and shall not constitute a certification by Licensor that such Materials are in accordance with applicable labeling laws or regulations. Licensee shall be at all times responsible for ensuring that all Materials for the Licensed Products comply with such laws and regulations.

E. Samples. At the reasonable request of Licensor, Licensee shall provide Licensor with a reasonable number of copies, photographs, or reasonable quantities of samples of approved Materials.

F. Changes to the Licensed Trademarks. Licensor shall have the right at any time to make additions to, deletions from, and changes to any or all of the Licensed Trademarks at its sole and complete discretion; provided, however, that Licensor shall make only additions, deletions and changes that Licensor has adopted for use in connection with its restaurant business and shall give Licensee reasonable prior written notice thereof

(i)	Except as provided in Section 9F(ii), Licensee shall, after receipt of written notice from Licensor, adopt and begin using any and all such additions, deletions and changes as soon as reasonably practicable after Licensor’s adoption thereof. Licensor shall pay or reimburse Licensee for Licensee’s reasonable costs associated with adopting and using any such additions, deletions and changes beyond the first such addition, deletion or change in any three (3) year period. Notwithstanding anything to the contrary in this Section 9F(i), if Licensor requires any such addition, deletion or change, Licensee shall be entitled to distribute and sell previously approved Licensed Products, and to use previously approved Materials, while adopting the additions, deletions and changes prescribed by Licensor.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(ii)	If, pursuant to the provisions of Section 16B, the Arbitrator determines that Licensor’s changes to the Licensed Trademarks significantly impair the value of the rights granted to Licensee hereunder, or would require Licensee to incur significant Advertising and Promotion expense in excess of the Minimum A&P Amount to transfer the equity established in the Licensed Products to the Licensed Trademarks as changed by Licensor, Licensee shall be entitled to terminate this Agreement for cause pursuant to the provisions of Section 7A(ii).

G. Price Positioning. Licensee agrees to consult with Licensor with respect to price positioning for Licensed Products and acknowledges that it is the intention of the parties that Licensee will not price the Licensed Products in a manner likely to detract from their premium positioning. Notwithstanding the foregoing, pricing for Licensed Products shall be as determined by Licensee in its sole discretion.

10. Coordinated Marketing Efforts.

A. Coordination. In order to maximize sales of Licensed Products, the parties agree to work together to coordinate their marketing efforts with respect to their respective products sold under the Licensed Trademarks. Notwithstanding the foregoing, except as expressly provided herein, neither party shall be obligated to undertake any specific marketing effort or conduct any research on its own or in conjunction with the other party.

(i)

Licensor will advise Licensee of its advertising, marketing and promotional plans, as well as any geographic expansions or other new locations, new product offerings, or other similar plans sufficiently in advance (but no less than 30 days) to enable Licensee to evaluate whether such action offers an opportunity for it to discuss with Licensor the possibility of participating in or adopting such action and coordinating its own actions. Licensor will provide Licensee with information relating to the relative sales figures for its pizza products on a system-wide basis (or as Licensor may from time to time compile such information) in order to assist Licensee in evaluating potential new Licensed Products and will reasonably cooperate in the development of new Licensed Products. Licensor will provide annual and quarterly marketing plans to Licensee, including planned spending by type of media by DMA. For so long as they are officers or employees of or consultants to Licensor, Licensor will make Larry Flax and Rick Rosenfield available no fewer than twelve (12) days per year for significant advertising, promotion and public relations activities (e.g. photo shoots in the Los Angeles area, filming for television ads, national trade shows or television appearances, appearances in connection with significant market expansions). Licensee shall be responsible for any travel expenses associated with any such activities

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

primarily or exclusively in support of the Licensed Products. Nothing herein shall obligate Licensor to take any action (including without limitation the expenditure of advertising funds) that affects any national, regional or local advertising or marketing fund or cooperative funds established for Licensor’s franchised or licensed restaurants.

(ii)	Licensee will advise Licensor of its advertising, marketing and promotional plans, as well as any planned geographic expansion, potential new Licensed Products or other similar plans sufficiently in advance (but no less than 30 days) to enable Licensor to evaluate whether such action offers an opportunity for it to discuss with Licensee the possibility of participating in or adopting such action and coordinating its own actions. Licensee will provide annual and quarterly marketing plans to Licensor, including spending by type of media by DMA, if available, or by Licensee’s sales region, if not.

B. Meetings. In order to work together and to maximize the potential of the business contemplated by this Agreement, the parties shall have the following regular meetings, which shall be attended by at least Licensor’s Chief Marketing Officer and Licensee’s Chief Marketing Officer for the Licensed Products:

(i)	an annual meeting to discuss the strategy of both businesses, their respective products, those products under development and potential new products; brand positioning and advertising and communications strategies, and any competitive dynamics or quality issues affecting the proposed strategies; key strategic and operating issues and the coming year’s business plans; and joint promotional and product development activities;

(ii)	a semi-annual meeting to discuss specific matters such as project initiatives, promotions, launches, new recipe development, competitive analyses and both patties’ marketing plans and strategies; the results of qualitative and quantitative consumer and market research for the products; and share data for the products; and

(iii)	additional meetings may be initiated by either party when any new product or significant business initiative is contemplated.

(iv)	Meetings will be held alternately in Glenview, Illinois and Los Angeles, California unless otherwise agreed to by the parties. Each party shall use its best efforts to secure the attendance of all other appropriate personnel, including from outside agencies, at such meetings to ensure a full understanding of the parties’ respective businesses and cultures.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

11. Changes to Licensed Products.

A. Current Products. The current list of Products is attached hereto as Exhibit B and the Product Standards and Formulas therefor are attached as Exhibit C and by execution of this Agreement Licensor approves them. Licensee may discontinue any Licensed Product without prior approval by Licensor.

B. New Products. Licensor shall have the right to review and approve the introduction of any new Licensed Products, which approval shall not be unreasonably withheld or delayed. With respect to new Licensed Products, Licensor shall approve such Licensed Products if they are the same as or similar to items offered in Licensor’s restaurant business and Licensee has developed Product Standards and Formulas therefor that are as similar to Licensor’s restaurant products as existing Licensed Products are to corresponding products in Licensor’s restaurant business. Such approval shall be based upon the parties’ judgment or, if the parties disagree, as demonstrated by appropriate consumer research data. Recipes for new Licensed Products shall not be Restricted Recipes unless the parties so agree and identify the specific elements comprising the Restricted Recipe in writing.

C. Reformulations. Licensor shall have the right to review and approve the introduction of any reformulated Licensed Products, which approval shall not be unreasonably withheld or delayed. With respect to reformulations of existing or later-approved Licensed Products, Licensor shall approve such reformulations if the reformulated Licensed Products are substantially at parity to then existing formulations based upon the parties’ judgment or, if the parties disagree, as demonstrated by appropriate consumer research data.

D. Amendment. After Licensor has approved a new or reformulated Licensed Product, Exhibit B and/or Exhibit C shall be amended or deemed to be amended to reflect the changes approved by Licensor.

12. Confidentiality.

A. Information. Each party (the “Receiving Party”) shall regard as confidential and proprietary all of the information communicated to it by the other party (the “Disclosing Party”) in connection with this Agreement including but not limited to information concerning equipment, processes, products, and data compilation and analysis (the “Information”). Information shall at all times be the property of Disclosing Party and the disclosure of Information to the Receiving Party does not convey any right, title or license in the Information to the Receiving Party. Receiving Party shall not, without Disclosing Party’s prior written consent, at any time use such Information for any purpose other than in connection with the performance of its obligations under this Agreement or disclose any portion of such information to third parties; provided, however, that Receiving Party may disclose Information on a “need-to-know” basis to third-party suppliers (e.g., co-manufacturers or advertising agencies), with Receiving Party to be responsible for any misuse or disclosure of such Information by such third-party suppliers. Receiving Party shall disseminate Information to its employees only on a “need-to-know” basis. Receiving Party shall cause each of its employees who has access to such Information to comply with the terms and provisions of this Section in the same manner as Receiving Party is bound hereby, with Receiving Party remaining responsible for the actions and disclosures of any such employees.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

B. Exceptions. Notwithstanding the provisions of Section 12A, Receiving Party’s confidentiality obligations shall not apply to (a) information that, at the time of disclosure, is, or after disclosure becomes part of the public domain other than as a consequence of Receiving Party’s breach; (b) information that was known or otherwise available to Receiving Party prior to the disclosure by Disclosing Party; (c) information disclosed by a third party to Receiving Party after the disclosure by Disclosing Party, if such third party’s disclosure neither violates any obligation of the third party to Disclosing Party nor is a consequence of Receiving Party’s breach; (d) information developed independently by Receiving Party; (e) information that Disclosing Party authorizes, in writing, for release; or (f) information that Receiving Party is legally compelled to disclose, provided, however, that to the extent such party becomes so legally compelled, it may only disclose such information if it shall first have used reasonable efforts to, and, if practicable, shall have afforded the other party and its affiliates the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be disclosed. Without in any way limiting the generality of the foregoing, in no event shall the varieties of Licensor’s products, or the recipes therefor or ingredients thereof, be deemed to constitute “Information.” Notwithstanding the provisions of this Section, in no event shall any use of Restricted Formulas or Restricted Recipes pursuant to this Agreement constitute unauthorized use or disclosure of Information.

C. Non-Solicitation. During the term of this Agreement, and for a period of one (1) year following expiration or termination, neither party shall employ or make an offer of employment to any employee of the other party who is or has in the prior year been involved significantly in the business which is the subject of this Agreement. The restrictions of this Section 12C shall apply only to Kraft Pizza Company and California Pizza Kitchen, Inc. and not their respective parents or affiliates.

13. Indemnification.

A. Licensee’s Indemnity. Licensee hereby indemnifies, and undertakes to defend and hold Licensor, its officers, directors, employees, agents, affiliates, parent, subsidiaries, successors and assigns, harmless from and against:

(i)	any and all claims, suits, losses, damages, costs, liabilities, and/or expenses, including but not limited to reasonable attorneys’ fees, arising out of any and all product liability claims and/or any other actions involving Licensed Products, except claims that Licensee’s use of the Licensed Trademarks in accordance with this Agreement infringes a third party’s proprietary rights; and

(ii)	any and all claims, suits, losses, damages, costs, liabilities, and/or expenses, including but not limited to reasonable attorneys’ fees, arising out of Licensee’s breach of any representation or warranty made hereunder, or any other act or deed, whether in contract or tort, committed or omitted by Licensee hereunder.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

B. Licensor’s Indemnity. Licensor hereby indemnifies Licensee and undertakes to defend and hold Licensee, its officers, directors, employees, agents, affiliates, parent, subsidiaries, successors and assigns, harmless from and against:

(i)	any and all claims, suits, losses, damages, costs, liabilities and/or expenses, including but not limited to reasonable attorneys’ fees, arising out of any and all claims arising out of Licensee’s use of the Licensed Trademarks in accordance with this Agreement or other exercise of the rights granted to it hereunder; and

(ii)	any and all claims, suits, losses, damages, costs, liabilities and/or expenses, including but not limited to reasonable attorneys’ fees, arising out of Licensor’s breach of any representation or warranty made hereunder, or any other act or deed, whether in contract or tort, committed or omitted by Licensor hereunder.

14. Licensor’s Title and Protection of Licensor’s Rights.

A. Licensor’s Title. Licensor represents and warrants that it owns the Licensed Trademarks and that it has all requisite authority to enter into and perform its obligations under this Agreement, and knows of no allegations that its use or licensing of the Licensed Trademarks would infringe or violate the rights of any third party. Licensee shall not at any time during the term of this Agreement contest or aid others in contesting the validity of the Licensed Trademarks. If Licensee enters into an agreement with any co-packer to manufacture the Licensed Products, Licensee shall not convey any rights to the Licensed Trademarks to the co-packer, and the co-packer’s sole permissible use of the Licensed Marks shall be to apply them to the Licensed Products or other Materials for Licensee’s benefit. Registration and renewal of the Licensed Trademarks are to be made and maintained by Licensor.

B. Goodwill. Licensee acknowledges the substantial value of the goodwill associated with Licensor’s Trademarks and agrees to use the Licensed Trademarks in the form and manner prescribed by Licensor and as set forth in this Agreement. Licensee’s use of the Licensed Trademarks and any goodwill generated from the use of the Licensed Trademarks by Licensee shall inure to the benefit of Licensor. Apart from this Agreement, Licensee shall hereafter neither acquire nor claim any right, title, or interest of any kind or nature whatsoever in or to the Licensed Trademarks or the goodwill associated therewith.

C. Legend. Licensee shall display the Licensed Trademarks only in such form and manner as is specifically approved by Licensor pursuant to the provisions of Section 9. Licensee shall not use the Licensed Trademarks in any way which may reasonably give the impression that the Licensed Trademarks are owned by Licensee. All Materials shall include a notice that the Licensed Trademarks are owned and licensed by Licensor in a form approved in writing by Licensor. The following form of notice is hereby approved by Licensor for use in the United States:

CALIFORNIA PIZZA KITCHEN is a registered trademark

owned and licensed by California Pizza Kitchen, Inc.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

15. Protection and Defense.

A. Execution of Instruments. Licensee agrees to execute, at Licensor’s reasonable request and at Licensor’s expense, any and all instruments and things as may be reasonably necessary or advisable to protect and maintain the interests of Licensor in the Licensed Trademarks.

B. Notice of Infringement. Licensee shall promptly notify Licensor of any apparent infringement of, challenge to Licensee’s use of; or any claim by any person to any rights in, the Licensed Trademarks. Licensor shall promptly notify Licensee of any apparent infringement of; or any claim by any person to any rights in, the Licensed Trademarks that may materially adversely affect Licensee’s use of the Licensed Trademarks under this Agreement.

C. Protection of the Licensed Trademarks. Licensor shall at all times have the right to take whatever steps it deems necessary or desirable, in its sole discretion, to protect the Licensed Trademarks from all harmful or wrongful activities of third parties. Such steps may include, but are not limited to, the filing and prosecution of: (i) litigation against infringement or unfair competition by third parties, (ii) opposition proceedings against applications for trademark or service mark registration for trademarks that are confusingly similar to any one or more of the Licensed Trademarks, (iii) cancellation proceedings against registration of trademarks that are confusingly similar to any one or more of the Licensed Trademarks, and (iv) other appropriate administrative actions. Licensee shall cooperate with Licensor, at Licensor’s request, in any such actions. Except as otherwise set forth in this Section 15C, Licensor shall be responsible for Licensee’s reasonable expenses incurred in such cooperation.

(i)	In the case of an infringement or alleged infringement of the Licensed Trademarks by a third party within the Licensed Channel, or otherwise affecting Licensee’s rights under this Agreement, Licensee shall have the right to participate at its own expense, including but not limited to by counsel selected by Licensee, in any litigation or proceeding instituted by Licensor. Licensor shall be entitled to all monetary damages and other benefits awarded in any such litigation, except to the extent that such monetary damages or other benefits directly relate to Licensee’s lost profits, in which case Licensee shall be entitled to that portion of the monetary damages or other benefits directly relating to Licensee’s lost profits.

(ii)	If Licensor declines to commence any litigation or proceeding against an infringement or alleged infringement within the Licensed Channel or otherwise affecting Licensee’s rights under this Agreement, Licensee may commence and prosecute the litigation or proceeding at its own expense, and shall be entitled to all monetary damages and other benefits received as a result. Licensor shall cooperate with Licensee, at Licensee’s reasonable request, in any such actions, and Licensee shall be responsible for Licensor’s reasonable expenses incurred in such cooperation.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

D. Allegations of Infringement. Licensor shall at all times have the right to take whatever steps it deems necessary or desirable to defend all claims that the use of the Licensed Trademarks infringes the rights of a third party. Licensee shall have the right to participate in such defense at its own expense to protect its rights under this Agreement relating to the Licensed Trademarks. If Licensee is named as a party to such a claim and Licensor is not so named, Licensor shall defend such action at its own expense, subject to Licensee’s right to participate in such defense at its own expense. Each party shall cooperate, at the other party’s reasonable request, in such defense, and the requesting party shall be responsible for the cooperating party’s reasonable expenses incurred in such cooperation.

E. Settlements. Licensee shall not enter into any agreement, consent order or other resolution of a claim by or against a third party that affects the Licensed Trademarks without Licensor’s prior written approval. To the extent Licensor’s failure to approve such agreement, consent order or other resolution would result in a materially adverse effect on Licensee’s use of the Licensed Trademarks in accordance with this Agreement, Licensor’s approval shall not be unreasonably withheld or delayed. Licensor shall not enter into any agreement, consent order or other resolution of any claim by a third party that would materially adversely affect Licensee’s rights under this Agreement without Licensee’s prior written approval, which approval will not be unreasonably withheld or delayed.

16. Alternate Dispute Resolution.

A. Mediation. If a dispute arises between the parties relating to this Agreement, the parties agree to use the following procedures to resolve such disputes; provided, however, that if either of the parties believes that such dispute involves a Material Breach of this Agreement, it may at any time commence arbitration pursuant to the provisions of Section 16B:

(i)	A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

(ii)	If, within thirty (30) days-after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they will jointly appoint a mutually acceptable neutral person not affiliated with either of the parties (the “Neutral”) to act as a mediator. If the parties are unable to agree on the Neutral within twenty (20) days, they shall seek assistance in such regard from the Center for Public Resources, Inc. (“CPR”). The fees of the Neutral and all other common fees and expenses shall be shared equally by the parties.

(iii)	The mediation may proceed in accordance with CPR’s Model Procedure for Mediation of Business Disputes, or the parties may mutually establish their own procedure.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(iv)	The parties shall pursue mediation in good faith and in a timely manner. In the event the mediation does not result in resolution of the dispute within sixty (60) days of the notice of intent to mediate, then, either party may suggest another form of alternative dispute resolution (“ADR”). If the parties cannot agree to a particular form of APR, the dispute shall be submitted to arbitration pursuant to the provisions of Section 16B.

B. Arbitration. If either or both of the parties believe that the other has committed a Material Breach of this Agreement, or if the parties are unable to resolve a dispute through mediation, and are unable to agree to a particular form of ADR, the dispute shall be resolved by arbitration in Chicago, Illinois before a single arbitrator (the “Arbitrator) pursuant to the rules of the American Arbitration Association. It is the intent of the parties to give the arbitrator broad discretion in fashioning remedies in connection with disputes arising hereunder, consistent with the letter and spirit of this Agreement and the principles of fairness and equity.

(i)	Arbitration may be commenced at any time in the event of an alleged Material Breach or seven (7) days after the conclusion of mediation, by either party hereto giving written notice to the other party that such dispute has been referred to arbitration under this Section. The Arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules and from the panels of arbitrators maintained by The American Arbitration Association.

(ii)	Any decision rendered by the Arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the Arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom, unless and to the extent that fraud or fraudulent inducement in connection with the arbitration proceeding can be demonstrated.

(iii)	Each party shall pay its own expenses of arbitration and the expenses of the Arbitrator shall be equally shared; provided, however, that if in the opinion of the Arbitrator any claim or any defense or objection thereto was unreasonable, the Arbitrator may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys’ fees) and of the Arbitrator against the party raising such unreasonable claim, defense, or objection.

(iv)

With respect to any claim involving an alleged Material Breach of this Agreement, the Arbitrator shall take such steps as he or she deems necessary, including imposing appropriate deadlines, to be able to make a finding as to whether there has been a Material Breach by no later than sixty (60) days from the date of appointment. The Arbitrator shall make a

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

finding as to whether there has been a Material Breach by such date; provided, however, that the Arbitrator may delay any written opinion for seven (7) days and may conduct further proceedings or take additional time to determine damages. If the Arbitrator determines that there has been a Material Breach, the Arbitrator shall further determine the amount of time which the breaching party will be allowed to cure the Material Breach. If the Arbitrator finds that the breaching party’s breach was unjustified, willful and deliberate, he or she may allow the breaching party no time in which to cure. If the non-breaching party is not satisfied that the breaching party has cured within the time allowed by the Arbitrator, it shall so notify the Arbitrator, and the Arbitrator shall have fourteen (14) days in which to make a finding as to whether the breaching party has cured. If the Arbitrator determines that the breaching party has failed to cure, or allows the breaching party no time in which to cure, the non-breaching party may terminate for cause, effective immediately upon notice to the breaching party.

(v)	Any of the procedures and deadlines set forth herein may be amended at any time pursuant to the written agreement of the parties.

(vi)	To the extent that arbitration may not be legally permitted hereunder, or to the extent that either party will be irreparably injured by the other party’s Material Breach of this Agreement, and a preliminary injunction is necessary to prevent such injury, that party may commence a civil action in a court of appropriate jurisdiction to resolve disputes hereunder. The jurisdiction of such Court shall be limited solely to the granting of preliminary relief pending resolution of such dispute pursuant to the provisions hereof and enforcement of any final order granted by the Arbitrator hereunder, and in no event shall any Court award any monetary relief.

C. Remedies. The Arbitrator shall be authorized to award compensatory damages to remedy any losses suffered by either party relating to the business which is the subject of this Agreement. The Arbitrator shall not be authorized to award to any damages relating to losses suffered by or injuries to any business other than that which is the subject of this Agreement (e.g., Licensor’s restaurant business or Licensee’s business of selling any products under Remote Trademarks). In no event shall the Arbitrator award any punitive or exemplary damages, or any other relief intended to punish the breaching party or to compensate the non-breaching party for any losses other than those specifically authorized hereunder.

17. Assignability.

A. Binding Agreement. Unless assigned or transferred in violation of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. An assignment or transfer in violation of the terms of this Agreement shall constitute a Material Breach of this Agreement.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

B. Assignment. Except as provided in this Section 17B, neither party may assign this Agreement or any of its rights hereunder without the prior written approval of the other party. Either party may assign this Agreement, and all of its rights and obligations hereunder, without the prior written approval of the other party, only to (i) a subsidiary, parent or other corporate affiliate, or (ii) except as provided in Section 4C, as a part of the sale of all or substantially all of the business to which it relates (Licensor’s pizza restaurant business or Licensee’s frozen pizza business).

18. Miscellaneous.

A. Representations and Warranties. Each of Licensee and Licensor hereby represents and warrants to each other that (i) it has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) this Agreement has been duly authorized by all necessary action on its part; and (iii) neither execution of this Agreement by it nor performance of its obligations hereunder will constitute a breach of any agreement to which it is a party.

B. Force Majeure. Neither party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement, nor shall any such failure be deemed a default or give rise to a right to terminate this Agreement, when such failure has been caused solely by fire, labor dispute, strike, war, insurrection, government restrictions, or act of God beyond the control and without fault on the part of the party involved, provided such party uses due diligence to remedy such default.

C. Notices.

(i)	Any notice, demand or other communication required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if to the address set forth below and:

(a)	enclosed in a sealed envelope and delivered during normal business hours on a Business Day and left with a receptionist or other responsible employee at the relevant address set forth below in this Agreement;

(b)	sent by certified mail deposited in a post office within the United States;

(c)	sent by facsimile or sent by other means of recorded electronic communication during normal business hours on a Business Day and confirmed by mail as aforesaid; or

(d)	sent by a reputable air courier for overnight delivery.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(ii)	Any notice, demand or other communication so given or made shall be deemed to have been provided and to have been received on:

(a)	the day of delivery, if delivered as aforesaid;

(b)	on the third Business Day after the postmark date thereof (excluding each day during which there exists any general interruption of postal service due to strike, lockout, labor disturbance or other cause), if mailed as aforesaid;

(c)	on the day of sending if sent by facsimile or other means of recorded electronic communication (or on the next Business Day if sent on a day other than a Business Day); or

(d)	on the air courier’s scheduled day of delivery if sent by air courier.

(iii)	All significant notices or other communications to be sent under this Agreement, including notices pursuant to Sections 2D, 4B, 4C, 16B and 17B, shall be sent to the parties at the following addresses, subject to each party’s right to change its address for notice from time to time by giving notice in writing of such change:

If to Licensor:	California Pizza Kitchen, Inc. 6053 West Century Boulevard Suite 1100 Los Angeles, CA 90045 Attention: President with copy addressed to General Counsel at the same address

If to Licensee:	Kraft Pizza Company Kraft Court Glenview, IL 60025 Attention: President with copy to Director of Legal Services at the same address

(iv)	Notwithstanding the foregoing, routine notices and communications hereunder (e.g., quarterly reports, requests for review of Materials and the like) may be sent to employees of the other party responsible therefor.

D. Survival. The provisions of Sections 4C, 5C, 5D, 5E, 6, 7, 12, 13, 16, 18C, 18D, 18E, 18F, 18G, 18H, 18I, 18J, and 18M hereof shall survive any termination of this Agreement.

E. Relationship. Nothing herein shall create, be deemed to create or be construed as creating any partnership, employer-employee, joint venture, franchise or agency relationship between the parties hereto or shall be deemed to render either party liable for any of the debts or obligations of the other. Neither party shall in any way be considered an agent or representative of the other in any dealings with any third party, and neither of the parties hereto nor any of their employees or agents shall have the power or authority to bind or obligate the other party.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

F. Sole Agreement. This Agreement and the Exhibits attached hereto and incorporated by this reference constitute and contain the entire agreement of the parties hereto relating to the subject matter hereof and no oral or written statements, representations, documents, promises or any other prior materials not embodied herein shall be of any force or effect. This Agreement cannot be amended, altered or modified except by a written instrument executed by both parties hereto. Once so executed, such amendments shall become an integral part of this Agreement, subject to all the terms and conditions herein and shall have full force and effect. This Agreement supersedes all prior agreements, discussions and negotiations between the parties, including but not limited to the prior Confidentiality Agreement between the parties entered into March 15, 1996.

G. No Waiver. The failure or delay of either party to exercise its rights under this Agreement or to complain of any act, omission or default on the part of the other party, no matter how long the same may continue, or to insist upon a strict performance of any of the terms or provisions herein, shall not be deemed or construed to be a waiver by such party of its rights under this Agreement or a waiver of any subsequent breach or default of the terms or provisions of this Agreement.

H. Construction. The captions of the various articles and sections of this Agreement have been inserted for the purpose of convenience of reference only, and such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. The recitals set forth prior to Section 1 of this Agreement are statements setting forth the intentions of the parties and shall not be deemed to create, modify, supersede or eliminate any obligation of the parties under this Agreement.

I. Partial Invalidity. If any provision or provisions of this Agreement, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of any Arbitrator or court of competent jurisdiction, or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or effect of any other portion hereof or thereof, unless, as a result of such determination or action, the consideration to be received or enjoyed by any party hereto would be materially impaired or reduced.

J. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED PURSUANT TO THE SUBSTANTIVE LAWS, BUT NOT THE LAWS OF CONFLICTS, OF ME STATE OF ILLINOIS.

K. Compliance with Laws. Licensee shall, at its own cost and expense, obtain all licenses, permits and other governmental approvals which may be required in the Territory for the manufacture, marketing, distribution and sale of the Licensed Products.

L. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

M. Arms Length Contract. This Agreement has been negotiated “at arms length” by the parties hereto, each represented by counsel of its choice and each having an equal opportunity to participate in the drafting of the provisions hereof. Accordingly, in construing the provisions of this Agreement neither party shall be presumed or deemed to be the “drafter” or “preparer” of the same.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

KRAFT PIZZA COMPANY	CALIFORNIA PIZZA KITCHEN, INC.

By:	By:
Its:	Its:
Date:	Date:

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

LIST OF EXHIBITS

Exhibit A	Licensed Trademarks

Exhibit B	Products

Exhibit C	Product Standards and Formulas

Exhibit D	Licensees Label(s)

Exhibit E	Restricted Recipes

Exhibit F	Top 50 DMA’s

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT A

LICENSED TRADEMARKS

TRADEMARK	GOODS	CLASS	REG./APP. NO.	FILING DATE
CALIFORNIA PIZZA KITCHEN	frozen pizza	30	75/265,470	March 28, 1997
CPK	frozen pizza	30	75/265,471	March 28, 1997
CALIFORNIA PIZZA KITCHEN logo with diamond grid and palm tree	frozen pizza	30	75/270,194	April 7, 1997

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT B

PRODUCTS

Frozen Five Cheese Pizza

Frozen BBQ Chicken Pizza

Frozen Grilled Vegetable Pizza

Frozen Portobello Mixed Mushroom Pizza

Frozen Thai Chicken Pizza

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT C

PRODUCT STANDARDS AND FORMULAS

Flavor	Ingredient	Amount Per Pizza (Oz.)
Five Cheese	Mozzarella Cheese	***
	LMPS Mozzarella Cheese	***
	Tomatoes	***
	Fontina Cheese	***
	Smoked Gouda Cheese	***
	Romano Cheese	***
	Basil	***

BBQ Chicken	Mozzarella Cheese	***
	Chicken	***
	BBQ Sauce	***
	BBQ Sauce (on chicken)	***
	Red Onions	***
	Smoked Gouda Cheese	***
	Cilantro	***

Grilled Vegetable	Mozzarella Cheese	***
	Tomato Sauce	***
	Zucchini	***
	Eggplant	***
	Red Onions	***
	Fontina Cheese	***
	Red Pepper	***
	Yellow Pepper	***
	Smoked Gouda Cheese	***

Portobello Mixed Mushroom	Roasted Mushrooms	***
	Mozzarella Cheese	***
	Roasted Garlic	***
	Thyme	***
	Cilantro	***

Rosemary Chicken Potato	Grilled Garlic Chicken	***
	Rosemary Potatoes	***
	Mozzarella Cheese	***
	Bordelaise Butter Sauce	***
	Rosemary	***
	Oregano	***

Thai Chicken	Chicken	***
	Mozzarella Cheese	***
	Spicy Peanut Sauce	***
	Spicy Peanut Sauce (on chicken)	***
	Carrots	***
	Bean Sprouts	***
	Green Onions	***
	Roasted Peanuts	***
	Cilantro	***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT D

LICENSEE’S LABELS

Licensee’s labels have not yet been finalized. The attached labels are the current versions, which have been reviewed and approved by Licensor.

EXHIBIT E

RESTRICTED RECIPES

Thai Chicken:

pizza crust

peanut sauce chicken

chicken

Rosemary Chicken Potato:

pizza crust

roasted potatoes

rosemary

chicken

Portobello Mushroom:

pizza crust

portobello mushrooms

(No product shall be deemed to be a Portobello Mushroom Restricted Recipe Product unless it includes the words “Portobello (or Portobella) Mushroom” in the primary variety designation on the front label.

EXHIBIT F

TOP 50 DMA’S

DMA Rank	Top 50 Cities	% of U.S. Households
1	New York	6.9%
2	Los Angeles	5.1%
3	Chicago	3.2%
4	Philadelphia	2.7%
5	San Francisco	2.3%
6	Boston	2.2%
7	Washington D.C.	1.9%
8	Dallas	1.9%
9	Detroit	1.8%
10	Atlanta	1.6%
11	Houston	1.6%
12	Seattle	1.5%
13	Cleveland	1.5%
14	Minneapolis	1.4%
15	Tampa	1.4%
16	Miami	1.3%
17	Phoenix	1.2%
18	Denver	1.2%
19	Pittsburgh	1.2%
20	St. Louis	1.1%
21	Sacramento	1.1%
22	Orlando	1.0%
23	Baltimore	1.0%
24	Portland	.9%
25	Indianapolis	.9%
26	Hartford	.9%
27	San Diego	.9%
28	Charlotte	.8%
29	Cincinnati	.8%

DMA Rank	Top 50 Cities	% of U.S. Households
30	Raleigh	.8%
31	Milwaukee	.8%
32	Kansas City	.8%
33	Nashville	.7%
34	Columbus	.7%
35	Greenville, SC	.7%
36	Salt Lake City	.6%
37	San Antonio	.6%
38	Grand Rapids	.6%
39	Buffalo	.6%
40	Norfolk	.6%
41	New Orleans	.6%
42	Memphis	.6%
43	Oklahoma City	.6%
44	Harrisburg	.6%
45	West Palm Beach	.6%
46	Providence	.5%
47	Greensboro	.5%
48	Albuquerque	.5%
49	Wilkes Barre	.5%
50	Louisville	.5%

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

AMENDMENT TO TRADEMARK LICENSE AGREEMENT

This Amendment (the “Amendment”) to The Trademark License Agreement entered into as of the 30th day of October, 1997 (the “Agreement”) by and between Kraft Pizza Company (“Kraft”), and California Pizza Kitchen, Inc. (“CPK”) is entered into as of the 1st day of May, 1999 (the “Effective Date”). Terms appearing in initial capital letters in this Amendment shall have the meaning set forth in the Agreement unless they are otherwise defined herein.

WHEREAS, CPK has licensed Kraft to sell the Licensed Products in the Licensed Channel, and

WHEREAS, CPK and Kraft have agreed to test market the sale of BBQ Chicken Licensed Product (the “Test Product”) by American Multi-Cinema, Inc. (“AMC”) at its theater location in Orange, California (the “Theater”), and

WHEREAS, Kraft and CPK desire to amend the Agreement in order to (a) set forth the terms of their agreement with respect to the test market, and (b) correct typographical errors relating to dates in the Agreement;

NOW, THEREFORE, the parties agree to as follows:

1. Term. The Term of this Amendment shall be from the Effective Date through and including September 30, 1999. In the event of the termination of CPK’s Test Agreement with AMC or Kraft’s Purchase Agreement with AMC, either party may terminate this Amendment with reasonable prior written notice to the other party. The parties may extend the Term through mutual agreement in writing.

2. Licensed Channel. The definition of “Licensed Channel” is amended during the Term hereof to include sales of Test Product to AMC for resale at the Theater. Neither party shall enter in an any agreement with AMC during the term of this Amendment with respect to the Licensed Products without the other party’s prior written consent.

3. Royalty. The royalty for sales to AMC shall be *** percent (***%) of Kraft’s gross sales price to AMC. Kraft shall only be required to pay royalties with respect to sales for which it receives payment from AMC. Any sales hereunder shall not be included in Net Sales for purposes of calculating royalties otherwise due under the Agreement. Royalty payments for sales hereunder shall be made at the times set forth in Paragraph 5D of the Agreement. Concurrently with this payment, Kraft shall deliver to CPK a written report containing information on gross sales to AMC for the prior quarter and such other information relating to sales to AMC as CPK shall reasonably request.

4. Advertising and Promotion. Kraft shall have no obligation to spend any money on Advertising and Promotion for sales hereunder. Sales to AMC shall not be used in calculating the Minimum A&P Amount or the A&P Shortfall Payment.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

5. Correction of Dates. In Section 5D(iii) of the Agreement, the date “September 30” is corrected to “December 31.” In Sections 5A(iii), 5D(iii), and 7B(i) of the Agreement, the date “October 15” is corrected to “January 15.” The provisions of this Section 5 relating to the correction of dates shall survive termination of this Amendment for any reason.

6. No Further Amendment. Except as expressly set forth herein, the Agreement is not amended or modified, and all other terms and conditions of the Agreement shall apply to the sale of Test Product to AMC during the Term hereof.

KRAFT PIZZA COMPANY

BY:
Title:
Date:

CALIFORNIA PIZZA KITCHEN, INC.

BY:
Title:
Date:

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

SECOND AMENDMENT TO TRADEMARK LICENSE AGREEMENT

This Second Amendment (the “Second Amendment”) to The Trademark License Agreement entered into as of the 30th day of October, 1997 (the “Agreement”) by and between Kraft Pizza Company (“Kraft”), and California Pizza Kitchen, Inc. (“CPK”) is entered into as of the 1st day of September, 2000 (the “Effective Date”). Terms appearing in initial capital letters in this Amendment shall have the meaning set forth in the Agreement unless they are otherwise defined herein.

WHEREAS, CPK has licensed Kraft to sell the Licensed Products in the Licensed Channel, and

WHEREAS, CPK and Kraft have previously amended the Agreement to correct typographical errors relating to dates (the “First Amendment”); and

WHEREAS, Kraft and CPK desire to amend the Agreement in order to (a) revise certain terms of the Agreement relating to the Royalty Shortfall Threshold, and (b) change the dates of the Agreement to conform to Kraft’s fiscal year;

NOW, THEREFORE, the parties agree to as follows:

1. Royalty Shortfall Threshold. The definition of Royalty Shortfall Threshold is deleted in its entirety and replaced with the following:

“Royalty Shortfall Threshold” shall be defined as:

For Year 1: *** Dollars ($***);

For Year 2: *** Dollars ($***);

For Year 3: *** Dollars ($***);

For Year 4: *** Dollars ($***);

For Year 5 and each succeeding Year: *** Dollars ($***).

2. Years. All definitions including the word “Year” are deleted in their entirety and replaced with the following:

“Year”, except for Years 1 and 2, shall be defined as Licensee’s fiscal year. Unless the defined term “Year” is used, “year” shall mean any one-year period of time.

“Year 1” shall be defined as the period from the Effective Date through September 30, 1999.

“Year 2” shall be defined as the period from October 1, 1999 through December 30, 2000.

“Year 3, 4, 5, 6, etc.” shall be defined as December 31, 2000 through December 29, 2001; December 30, 2001 through December 28, 2002; December 29, 2002 through December 27,2003; December 28, 2003 through December 25, 2004; etc., determined in accordance with Licensee’s fiscal year calendar.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

3. Amendment of Dates. In order to effect the parties’ desire to conform the agreement to Kraft’s fiscal year, all references to “quarters” and “quarterly reports” shall be deemed to refer to Kraft’s fiscal quarters, and all dates shall be deemed to be amended to conform to Kraft’s fiscal years and quarters. Without limiting the foregoing, the following dates are amended: In Section 4B of the Agreement, the date “March 31” is amended to “June 30.” In Section 5D(iii) of the Agreement, the date “September 30” is amended to “March 31.” In Sections 5A(iii), 5D(iii), and 7B(i) of the Agreement, the date “October 15” is amended to “April 15.” These amendments supersede the corrections made in the First Amendment.

4. Monthly Reports. Section 5D(i) of the Agreement is amended to add the following language at the conclusion of the last sentence thereof:

In addition to the quarterly reports required hereunder, Licensee shall provide Licensor with monthly reports containing the information set forth in subsections (a), (b), and (c) above no later than thirty (30) days after conclusion of each of Licensee’s fiscal months.

5. No Further Amendment. Except as expressly set forth herein, the Agreement is not amended or modified, and all other terms and conditions of the Agreement shall remain in Full force and effect.

KRAFT PIZZA COMPANY

BY:
Title:
Date:

CALIFORNIA PIZZA KITCHEN, INC.

BY:
Title:
Date:

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

THIRD AMENDMENT TO TRADEMARK LICENSE AGREEMENT

This Third Amendment (the “Third Amendment”) to The Trademark License Agreement entered into as of the 30th day of October 1997 (the “Agreement”) by and between Kraft Pizza Company (“Kraft”) and California Pizza Kitchen, Inc. (“CPK”) is entered into as of the 1st day of July 2004 (the “Effective Date”). Terms appearing in capital letters in this Amendment shall have the meaning set forth in the Agreement unless they are otherwise defined herein.

WITNESS, CPK has licensed Kraft to sell the Licensed Products in the Licensed Channel, and

WHEREAS, CPK and Kraft desire to amend the Agreement in order to (a) revise certain terms of the Agreement relating to the Royalty Shortfall Threshold and (b) further Define dates of the Agreement in conformance with Kraft’s fiscal year.

NOW, THEREFORE, the parties agree to as follows:

1.	Years. The definition of “Year” is amended to Include the following:

“Year 7, 8, 9, 10, 11, etc.” shall be defined as December 26, 2004 through December 31, 2005; January 1, 2006 through December 30, 2006; December 31, 2006 through December 29, 2007; December 30, 2007 through December 27, 2008; December 28, 2008 through December 26, 2009; etc., determined in accordance with Licensee’s fiscal year.

2.	Royalty and Other Considerations. Section 5.A.iii is hereby amended to read in its entirety:

“Licensor agrees that Licensee may pay the Royalty Shortfall for Year 6. Licensee may not, without Licensors prior approval, pay the Royalty Shortfall Payment for any succeeding Year. Approval must be sought by Licensee no later than seven months before the end of any Year. In any succeeding Year, once such approval is given and the appropriate Royalty Shortfall Payment is received by Licensor by January 31st of the following year, Licensor may not terminate without cause. Absent such approval, or in the event such approval is given but the Royalty Shortfall Payment is not received by Licensor by January 31st of following year, Licensor may terminate without cause. In the event such approval is given but the Royalty Shortfall Payment is not received by Licensor by January 3lst of the following year, and Licensor decides to terminate without cause, the usual notice period of Section 4.B. of the Agreement shall be replaced by 30 days.

3.	No Further Amendments. Except as expressly set forth herein, the Agreement is not Amended or modified, and all other terms and conditions shall remain in full force and effect.

KRAFT PIZZA COMPANY	CALIFORNIA PIZZA KITCHEN, INC.

By:	By:
Title:	Title:
Date:	Date: